Exhibit 99.1

QuantumScape Names Celina Mikolajczak Vice President of Manufacturing Engineering

Bringing high-volume battery manufacturing expertise to leadership team

SAN JOSE, Calif. – May 24, 2021 – QuantumScape Corporation (NYSE: QS, or “QuantumScape”) today announced the appointment of Celina Mikolajczak as Vice President of Manufacturing Engineering. In this role, Mikolajczak will lead the transition of the company’s tools and manufacturing processes from research and development to production. One of her primary projects will be helping deploy high-throughput continuous-flow processes at QS-0, QuantumScape’s pre-pilot line facility in San Jose. QS-0 will feature a high-automation line capable of building over 200,000 cells per year for use in electric test vehicles.

“I’m delighted to join QuantumScape at this time in its journey,” said Mikolajczak. “Having served on QuantumScape’s board of directors, I have seen first-hand the depth of its technology and team. I look forward to now working directly with the team to help bring this technology into mass production. I can’t think of a more inspiring project I could be working on right now.”

Mikolajczak has a strong background leading highly sophisticated cell engineering and battery manufacturing functions for prominent organizations, including Tesla Motors and Uber. She joins QuantumScape from Panasonic Energy of North America, where she played an integral role in scaling some of the leading battery technologies fueling today’s electric vehicle revolution as VP of Engineering & Battery Technology.

“We are thrilled to have a leader of Celina’s caliber join the company to help industrialize our technology,” said Jagdeep Singh, CEO and co-founder of QuantumScape. “Celina is not only a battery technology expert, having spent virtually her entire career at leading battery-related companies, but has a profound understanding of what it takes to scale up battery production. There’s no better person I can think of to run manufacturing engineering at this stage in our growth.”

Mikolajczak joins Clayton Patch, who recently started as Vice President of Manufacturing. Patch has extensive experience with high-volume process-oriented manufacturing, having run fab operations and advanced development at Micron Technology, Inc. and IM Flash Technologies – a joint venture between Micron Technology and Intel Corporation.

As part of the transition to the company’s leadership team, Mikolajczak is resigning her seat on the QuantumScape Board of Directors, effective immediately. She will start in her new role in July.

About QuantumScape Corporation

QuantumScape is a leader in developing next-generation solid-state lithium-metal batteries for electric vehicles. The company’s mission is to revolutionize energy storage to enable a sustainable future. For more information, please visit www.quantumscape.com.

Forward-Looking Statements

The information in this press release includes a “forward-looking statement” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, including, without limitation, regarding the development, timeline and performance of QuantumScape’s products and technology are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside QuantumScape’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to the following: (i) QuantumScape faces significant barriers in its attempts to scale and complete development of its solid-state battery cell and related manufacturing processes, and development may not be successful, (ii) QuantumScape may encounter substantial delays in the development, manufacture, regulatory approval, and launch of QuantumScape solid-state battery cells and building out of QS-0, which could prevent QuantumScape from commercializing products on a timely basis, if at all, and (iii) QuantumScape may be unable to adequately control the costs of manufacturing its solid-state separator and battery cells. QuantumScape cautions that the foregoing list of factors is not exclusive. Additional information about factors that could materially affect QuantumScape is set forth under the “Risk Factors” section in the QuantumScape’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 7, 2021 and available on the SEC’s website at www.sec.gov.

Except as otherwise required by applicable law, QuantumScape disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Should underlying assumptions prove incorrect, actual results and projections could different materially from those expressed in any forward-looking statements.

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